                              EMPLOYMENT AGREEMENT



This Employment Agreement (the "Agreement") by and between F.Y.I. Incorporated, a Delaware corporation (the "Company"), and Margot T. Lebenberg ("Employee") is hereby entered into and effective as of July 1, 1996. This Agreement hereby supersedes any other employment agreements or understandings; written or oral, between the Company and Employee.

                                R E C I T A L S

The following statements are true and correct:

As of the date of this Agreement, the Company is engaged primarily in the business of providing document management services.

Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of her employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                              A G R E E M E N T S

         1.      Employment and Duties.

         (a) The Company hereby employs Employee as Vice President and General Counsel. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Vice President and General Counsel and will report directly to the Chief Executive Officer of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(b), agrees to devote her working time, attention and efforts to promote and further the business of the Company.

         (b) Employee shall not, during the term of her employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage except to the extent that such activity (i) does not interfere with Employee's duties and responsibilities hereunder and (ii) does not violate paragraph 3 hereof. The foregoing limitations shall not be construed as prohibiting Employee from serving on the boards of directors of other companies or making personal investments in such form or manner as will require her services, other than to a minimal extent, in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

         2. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary. The base salary payable to Employee shall be $100,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than bi-monthly. On at least an annual basis, the Board of Directors of the Company (the "Board") will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof.

         (b) Incentive Bonus Plan. For 1996 and subsequent years, it is the Company's intent to develop a written Incentive Bonus Plan setting forth the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards. Employee shall be eligible for a bonus opportunity of up to 50% of her base salary in accordance with this Incentive Bonus Plan. The award of any bonus shall be based on the total performance of the Company, but shall be related to the earnings per share growth of the Company and shall be payable in various increments based on the performance of the Company versus targeted goals. The incremental payments and the Company's targeted performance shall be determined by the Board or the compensation committee thereof.

         (c) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                 (i) Payment of all premiums for coverage for Employee and her dependent family members under health, hospitalization, disability, dental, life and other employee benefit plans that the Company may have in effect from time to time, with benefits provided to Employee under this clause (i) to be at least comparable to the benefits afforded to Employee in her current position (and to include





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

         coverage for all pre-existing conditions) and not less favorable than the benefits provided to other Company executives.

                 (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of her services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                 (iii) Four (4) weeks paid vacation for each year during the period of employment or such greater amount as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro rated for any year in which Employee is employed for less than the full year).

                 (iv) An automobile allowance in the amount of $500 per month.

                 (v) The Company shall reimburse Employee up to $200 per month for club dues actually incurred by Employee, provided that such club is used at least 50 percent of the time for business purposes.

                 (vi) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide employee benefits as available from time to time, which will include participation in the Company's 1995 Long-Term Incentive Compensation Plan.

                 (vii) The Company shall provide Employee with reasonable assistance in personal tax planning from Arthur Andersen.

                 (viii) The Company shall establish a 401(k) Plan and the Employee may participate in this 401(k) Plan. The terms of such Plan shall be approved by the Board or by the compensation committee thereof.

                 (ix) The Company shall grant the Employee options (the "Options") to acquire 40,000 shares of Common Stock of the Company at the price of the lower of $17 1/4 per share or the lowest price the shares have traded on the Nasdaq National Market between March 6, 1996 and the date hereof (the "Option Price"). If the shares are not trading above $20 per share for five consecutive trading days immediately prior to July 1, 1996, then the Company shall grant Employee an additional 5,000 shares at the Option Price. The Options





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

         shall become exercisable as to 20% of the underlying shares of Common Stock on the 180th day following June 1, 1996 and as to the remainder, 20% of the underlying shares of Common Stock on each of the first four anniversaries of June 1, 1996 (June 1, 1997, June 1, 1998, June 1, 1999 and June 1, 2000), provided that all of the Options shall become exercisable upon the occurrence of any of the events set forth in section 5(e). The Options shall expire on the tenth anniversary of the date of grant.

                 (x) The Company shall provide Employee with computer hardware and software which would in Employee's judgement add to her productivity, subject to the reasonable approval of the Chief Executive Officer.

                 (xi) The Company shall pay for all of Employee's fees for the American Bar Association and other state and local bar associations.

                 (xii) The Company shall pay for Employee's attendance at up to three continuing education seminars to the extent that Employees' schedule allows and reimburse Employee for (x) any registration fee and (y) travel and lodging to the extent such seminars are not available in Dallas, Texas.

                 (xiii) The Company shall make funds available for the purchase of relevant legal publications and other resource material on an as-needed basis as determined in good faith by the Employee.

                 (xiv) The Company shall cover Employee under its   Director
         and Officer Insurance Policy at the same level of coverage as other comparably situated executives and will purchase appropriate riders to such policy to cover malpractice claims.

                 (xv) The Company shall employ an administrative assistant/paralegal of the Employee's choosing to assist the Employee, on terms and conditions of employment similar to those for assistants to other comparably situated executives.

                 (xvi) The Company shall provide Employee with such other compensation as may be determined by the Board or the compensation committee thereof.

                 (xvii) The Company shall pay Employee $18,833.33 on or before July 1, 1996 to cover Employee's relocation expenses.





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

         3.      Non-Competition Agreement.

         (a) Subject to Section 5(d), Employee will not, during the period of her employment by or with the Company, and for a period of two (2) years immediately following the termination of her employment under this Agreement, for any reason whatsoever, directly or indirectly, for herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                 (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company, within 100 miles of (i) the principal executive offices of the Company or (ii) any place to which the Company provides products or services or in which the Company is in the process of initiating business operations during the term of this covenant (the "Territory");

                 (ii) call upon any person who is, at that time, within the Territory, an employee of the Company (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the subsidiaries thereof), provided that Employee shall be permitted to call upon and hire any member of her immediate family;

                 (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

                 (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was either called upon by the Company (including the subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity; or

                 (v) disclose customers, whether in existence or proposed, of the Company (or the Subsidiaries thereof) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than three percent (3%) of the capital stock of a





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

competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by her by injunctions and restraining orders.

         (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company's subsidiaries) on the date of the execution of this Agreement and the current plans of the Company (including the Company's subsidiaries); but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company (including the Company's subsidiaries) throughout the term of this covenant, whether before or after the date of termination of the employment of Employee, subject to the following paragraph. For example, if, during the term of this Agreement, the Company (including the Company's subsidiaries) engages in new and different activities, enters a new business or established new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefore, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the term of this covenant.

                 It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company (including the Company's subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with a violation of this paragraph 3 if the Company (including the Company's subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

         (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in





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the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this paragraph 3, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

         4.      Place of Performance.

         (a) Employee understands that she may be again requested by the Board to relocate from her present residence to another geographic location in order to more efficiently carry out her duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. In the event that Employee is requested to relocate and agrees to do so, the Company will pay all relocation costs to move Employee, her immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur, as a result of any payment hereunder, to the extent any relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use her best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and her family.

         (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "good cause" for termination of this Agreement under the terms of paragraph 5(c).

         5. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue for




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

three (3) years (the "Initial Term"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein. This Agreement and Employee's employment may be terminated in any one of the following ways:

                 (a) Death. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate.

                 (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from her full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume her full- time duties at the conclusion of such notice period. Also, Employee may terminate her employment hereunder if her health should become impaired to an extent that makes the continued performance of her duties hereunder hazardous to her physical or mental health or her life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one (1) year, whichever amount is greater.

                 (c) Good Cause. The Company may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of the written notice) of any of Employee's material duties and responsibilities hereunder; (3) Employee's dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse





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

         or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

                 (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Company. Should Employee be terminated by the Company without cause, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for two (2) years, whichever amount is greater ("Severance Pay"). Further, any termination without cause by the Company shall operate to shorten the period set forth in paragraph 3(a) and during which the terms of paragraph 3 apply to one (1) year from the date of termination of employment.

                 (e)      Change in Control.  Refer to paragraph 12 below.

                 (f) Termination by Employee for Good Reason. The Employee may terminate her employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after 10 days' prior written notice by Employee to the Company, specifying the basis for such Employee's having Good Reason to terminate this Agreement:

                          (i) the assignment to Employee of any duties materially and adversely inconsistent with the Employee's position as specified in paragraph 1 hereof (or such other position to which she may be promoted), including status, offices, responsibilities or persons to whom the Employee reports as contemplated under paragraph 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

                          (ii) Employee's removal from, or failure to be reappointed or reelected to, Employee's position under this Agreement, except as contemplated by paragraphs 5(a), (b), (c) and (e); or

                          (iii) any other material breach of this Agreement by the Company, including the failure to pay Employee on a timely basis the amounts to which she is entitled under this Agreement.





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In the event of any termination by the Employee for Good Reason, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 16 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce her rights hereunder, provided, that Employee need not seek any such determination prior to terminating her employment for Good Reason and receiving the Severance Pay set forth in the following sentence. In addition, Employee shall be entitled to receive Severance Pay for two (2) years. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement is terminated by Employee for Good Reason.

                 (g) Termination by Employee Without Cause. If Employee resigns or otherwise terminates her employment without Good Reason pursuant to paragraph 5(f), Employee shall receive no severance compensation.

Upon termination of this Agreement for any reason provided in clauses (a) through (g) above, Employee shall be entitled to receive all compensation earned and all benefits vested and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 16. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 9 herein and Employee's obligations, if any, under paragraphs 3, 6, 7, 8 and 10 herein shall survive such termination in accordance with their terms.

         6. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

         7. Inventions. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related





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to the business or activities of the Company and which Employee conceives as a result of her employment by the Company. Employee hereby assigns and agrees to assign all her interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         8. Trade Secrets. Employee agrees that she will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's relationships or agreements with its significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except as is disclosed in the ordinary course of business, unless compelled by court order or upon advice of counsel.

         9. Indemnification. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that she is or was performing services under this Agreement or is or was an officer of the Company, then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith to the fullest extent authorized by Delaware law. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use her best efforts to faithfully discharge her duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

         10. No Prior Agreements. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and her employment by the Company and the performance of her duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         11. Assignment; Binding Effect. Employee understands that she has been selected for employment by the Company on the basis of her personal qualifications, experience and skills. Employee agrees, therefore, she cannot assign all or any portion of her performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         12.     Change in Control.

         (a) Unless she elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

         (b) In the event of a pending Change in Control wherein the Company and Employee have not received written notice at least fifteen (15) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without cause and the applicable portions of paragraph 5(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be triple the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall not apply whatsoever.

         (c) In any Change in Control situation in which Employee has received written notice from the successor to the Company that such successor is willing to assume the Company's obligations hereunder, Employee may nonetheless, at her sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 5(d) will apply as though the Company had





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terminated the Agreement without cause; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be 150% the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall all apply for a period of one (1) year from the effective date of termination.

         (d) For purposes of applying paragraph 5 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Company at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of her vested options to purchase Common Stock of the Company, including any options with accelerated vesting under the provisions of the Company's 1995 Stock Option Plan, such that she may convert the options to shares of Common Stock of the Company at or prior to the closing of the transaction giving rise to the Change in Control, if she so desires.

         (e)     A "Change in Control" shall be deemed to have occurred if:

                 (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

                 (ii) the individuals (A) who, as of the effective date of the Company's registration statement with respect to its initial public offering, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board of Directors of the Company;

                 (iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                 (iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

         (f) Employee must be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

         (g) Employee shall be reimbursed by the Company or its successor for any excise taxes and/or interest or penalties with respect to such excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar tax that may hereafter be imposed), as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of her tax return(s) showing the excise tax actually incurred by Employee.

         13. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         14. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:                   F.Y.I. Incorporated
                                           2911 Turtle Creek Blvd.
                                           Suite 300
                                           Dallas, Texas 75219

         with a copy to:                   Charles C. Reeder, Esq.
                                           Locke Purnell Rain Harrell
                                           2200 Ross Avenue
                                           Suite 2200
                                           Dallas, Texas 75201

         To Employee:                      Margot T. Lebenberg
                                           3 Mountain View Drive
                                           Thiells, New York 10984



Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

         15. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         16. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

         17. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Delaware.


                                  EMPLOYEE:


                                  ______________________________




                                  F.Y.I. INCORPORATED


                                  By:___________________________
                                  Title: